Exhibit 99.1

Analog Devices Reports Third Quarter Fiscal Year 2014 Results

Board declares $0.37 per share cash dividend

NORWOOD, Mass.--(BUSINESS WIRE)--August 26, 2014--Analog Devices, Inc. (NASDAQ: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced financial results for its third quarter of fiscal year 2014, which ended August 2, 2014.

“ADI had another good quarter of revenue growth led by the industrial and communications infrastructure markets,” said Vincent Roche, President and CEO. “Profitability and cash flow continued to be strong and we returned $173 million to shareholders through cash dividends and share repurchases.”

“Near the end of our third quarter, we completed the acquisition of Hittite Microwave Corporation which adds critical radio frequency, microwave and millimeter wave technology to our product portfolio. This helps ADI bring more complete solutions to our industrial, aerospace and defense, communications, and automotive customers, where ever-increasing design challenges are creating significant growth opportunities for ADI,” Mr. Roche continued. “With the addition of Hittite, we are planning for revenue in the fourth quarter to be in the range of $790 million to $820 million.”

Results for the Third Quarter of Fiscal Year 2014
The non-GAAP results below exclude Hittite operations and acquisition-related items.

  GAAP revenue totaled $728 million; Non-GAAP revenue totaled $722.4, up 4% sequentially
  GAAP gross margin of 65.4% of revenue; Non-GAAP gross margin of 66.5% of revenue
  GAAP operating margin of 27.8%; Non-GAAP operating margin of 32.5% of revenue
  GAAP Diluted EPS of $0.57; Non-GAAP diluted EPS of $0.63

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the third quarter of fiscal year 2014, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market and revenue by product type is provided on Schedules D and E. A more complete table covering prior periods is available at investor.analog.com.

ADI also announced that the Board of Directors has declared a cash dividend of $0.37 per outstanding share of common stock. The dividend will be paid on September 17, 2014 to all shareholders of record at the close of business on September 5, 2014.

Outlook for the Fourth Quarter of Fiscal Year 2014
The following statements are based on current expectations, and as indicated, are presented on a non-GAAP basis. These statements are forward- looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

  Revenue estimated to increase in the range of $790 million to $820 million
  Non-GAAP gross margin expected to be approximately 66.2%
  Non-GAAP operating expenses expected to be between $268 million to $271 million
  Non-GAAP interest and other expense expected to be approximately $6 million
  Non-GAAP tax rate expected to be 15.5% to 16%
  Non-GAAP diluted EPS estimated to be $0.66 to $0.70/share

With respect to the forward-looking information presented on a non-GAAP basis, the Company is unable to provide a quantitative reconciliation to GAAP because the items that would be included or excluded, other than those described below, are difficult to predict and estimate and are primarily dependent on future events. Known reconciling items are:

  Non-GAAP gross margin excludes $8 million of amortization of intangible assets and $48 million of inventory and fixed asset step-up charges to record Hittite inventory and fixed assets at fair value, as part of the purchase accounting for the Hittite acquisition;
  Non-GAAP operating expenses exclude $5 million of amortization of intangible assets and $15 million of acquisition-related costs, primarily for bank and other advisory fees related to the Hittite acquisition;
  Non-GAAP interest and other expense excludes $5 million of debt financing costs; and
  Non-GAAP tax rate excludes $18-$19 million provision for income taxes which represents the tax effects of the reconciling items noted in the three bullets above.

Conference Call Scheduled for 5:00 pm ET
ADI will host a conference call to discuss the third quarter results and short-term outlook today, beginning at 5:00 pm ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 79312911, or by visiting investor.analog.com.

Non-GAAP Financial Information
This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedule F of this press release provides the reconciliation of the Company’s historical non-GAAP measures to its GAAP measures.

Management uses non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, non-GAAP other expense, and non-GAAP diluted earnings per share to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in understanding and evaluating the Company’s operating results and trends in the Company’s business.

The following item is excluded from our Non-GAAP revenue:

Hittite Operations: The results of operations of Hittite from July 22, 2014 through August 2, 2014 have been excluded from our non-GAAP measures because they are not reflective of ongoing operating results.

The following items are excluded from our Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Hittite Operations: The results of operations of Hittite from July 22, 2014 through August 2, 2014 have been excluded from our non-GAAP measures because they are not reflective of ongoing operating results.

Acquisition-Related Expenses: Expenses incurred as a result of the Hittite acquisition in the third quarter of fiscal 2014 primarily include: severance payments, amortization of the fair value adjustment to inventory; amortization of the fair value adjustments to property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

The exclusion of these items allows management to evaluate the Company’s core business and trends across different reporting periods on a consistent basis. Management presents these Non-GAAP items to enable investors and analysts to evaluate our core business.

Acquisition-Related Transaction Costs: Costs incurred as a result of the Hittite acquisition in the third quarter of fiscal 2014 include legal, accounting and other professional fees directly related to the Hittite acquisition. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP other expense and non-GAAP diluted earnings per share:

Acquisition-Related Debt Costs: The Company incurred debt financing costs and interest expense during the third quarter of fiscal 2014 on its 90-day term loan facility used to finance the Hittite acquisition. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.

Debt Extinguishment Costs: In the third quarter of fiscal 2013, the Company redeemed its outstanding 5.0% senior unsecured notes due July 1, 2014. The Company recognized a net loss on debt extinguishment of approximately $10.2 million, which was comprised of a make-whole premium, the recognition of unamortized proceeds received on an interest rate swap associated with the debt and the write off of unamortized debt issuance and discount costs. We excluded these costs from our non-GAAP measures because they are one time in nature and have no direct correlation to the operation of our business in the future.

The following item is excluded from our non-GAAP diluted earnings per share:

Tax-Related Items. In the third quarter of fiscal 2013, the Company recorded a one-time $1.7 million tax benefit related to the release of a tax reserve for an expired tax year. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

Management believes that the presentation of non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, non-GAAP other expenses and non-GAAP diluted EPS is useful to investors because it provides investors with the operating results that management uses to manage the Company.

Analog Devices believes that non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, non-GAAP other expenses and non-GAAP diluted EPS have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices
Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 60,000 customers, representing virtually all types of electronic equipment. Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices' common stock is included in the S&P 500 Index.

This release may be deemed to contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected revenue, earnings per share, operating expenses, gross margin, tax rate, and other financial results, expected production and inventory levels, objectives, plans and goals, expected market trends, and expected customer demand and order rates for our products, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about our business and the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict, and do not give effect to the potential impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, our ability to successfully integrate acquired businesses and technologies, adverse results in litigation matters, and other risk factors described in our most recent filings with the Securities and Exchange Commission. Our results of operations for the periods presented in this release are not necessarily indicative of our operating results for any future periods. Any projections in this release are based on limited information currently available to Analog Devices, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, as we will only provide guidance at certain points during the year. Such information speaks only as of the original issuance date of this release.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, Third Quarter, Fiscal 2014

Schedule A
Revenue and Earnings Summary (GAAP) (In thousands, except per-share amounts)

	Three Months Ended
	3Q 14	2Q 14	3Q 13
	Aug. 2, 2014	May 3, 2014	Aug. 3, 2013
Revenue	$727,752	$694,536	$674,172
Year-to-year change	8%	5%	-1%
Quarter-to-quarter change	5%	11%	2%
Cost of sales (1)	251,462	235,793	239,110
Gross margin	476,290	458,743	435,062
Gross margin percentage	65.4%	66.1%	64.5%
Year-to-year change (basis points)	90	210	-110
Quarter-to-quarter change (basis points)	-70	100	50
Operating expenses:
R&D (1)	140,095	136,203	128,892
Selling, marketing and G&A (1)	132,989	102,085	97,773
Amortization of Intangibles	660	55	55
Total operating expenses	273,744	238,343	226,720
Total operating expenses percentage	37.6%	34.3%	33.6%
Year-to-year change (basis points)	400	-70	-90
Quarter-to-quarter change (basis points)	330	-220	-140
Operating income	202,546	220,400	208,342
Operating income percentage	27.8%	31.7%	30.9%
Year-to-year change (basis points)	-310	270	-20
Quarter-to-quarter change (basis points)	-390	310	190
Other expense	5,158	3,032	13,301
Income before income tax	197,388	217,368	195,041
Provision for income taxes	16,782	29,935	18,802
Tax rate percentage	8.5%	13.8%	9.6%
Net income	$180,606	$187,433	$176,239

Shares used for EPS - basic	314,190	313,488	309,117
Shares used for EPS - diluted	318,876	318,347	315,307

Earnings per share - basic	$0.57	$0.60	$0.57
Earnings per share - diluted	$0.57	$0.59	$0.56

Dividends paid per share	$0.37	$0.37	$0.34

(1) Includes stock-based compensation expense as follows:
Cost of sales	$1,724	$1,417	$1,672
R&D	$5,415	$4,278	$5,536
Selling, marketing and G&A	$6,331	$4,847	$5,539

Analog Devices, Third Quarter, Fiscal 2014

Schedule B
Selected Balance Sheet Information (GAAP)
(In thousands)

	3Q 14	2Q 14	3Q 13
	Aug. 2, 2014	May 3, 2014	Aug. 3, 2013
Cash & short-term investments	$4,932,259	$4,807,225	$4,450,293
Accounts receivable, net	394,762	360,847	345,437
Inventories (1) (2)	415,098	298,432	284,342
Other current assets	181,765	171,528	164,418
Total current assets	5,923,884	5,638,032	5,244,490
PP&E, net	609,937	545,485	492,421
Investments	32,022	30,080	20,056
Goodwill	1,631,890	287,341	280,591
Intangible assets, net	695,832	28,442	28,607
Other	79,900	65,571	72,461
Total assets	$8,973,465	$6,594,951	$6,138,626

Deferred income on shipments to distributors, net	$285,832	$267,933	$259,003
Current debt	1,995,398	-	-
Other current liabilities	341,296	303,269	232,806
Long-term debt, non-current	872,652	872,515	872,104
Non-current liabilities	471,090	219,711	131,477
Shareholders' equity	5,007,197	4,931,523	4,643,236
Total liabilities & equity	$8,973,465	$6,594,951	$6,138,626

(1) Includes $2,094, $1,982, and $2,126 related to stock-based compensation in 3Q14, 2Q14, and 3Q13, respectively.

(2) Includes $103,795 of acquired inventory in 3Q14

Analog Devices, Third Quarter, Fiscal 2014

Schedule C
Cash Flow Statement (GAAP)
(In thousands)

	Three Months Ended
	3Q 14	2Q 14	3Q 13
	Aug. 2, 2014	May 3, 2014	Aug. 3, 2013
Cash flows from operating activities:
Net Income	$180,606	$187,433	$176,239
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	28,353	27,459	27,448
Amortization of intangibles	1,610	55	55
Stock-based compensation expense	13,470	10,542	12,747
Loss on extinguishment of debt	-	-	10,205
Other non-cash activity	1,006	1,400	310
Excess tax benefit - stock options	(9,322)	(4,423)	(6,265)
Deferred income taxes	(6,380)	1,068	(739)
Changes in operating assets and liabilities	4,099	14,824	25
Total adjustments	32,836	50,925	43,786
Net cash provided by operating activities (1)	213,442	238,358	220,025
Percent of total revenue	29.3%	34.3%	32.6%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(1,028,781)	(2,275,241)	(2,123,826)
Maturities of short-term available-for-sale investments	1,815,862	1,966,158	1,493,806
Sales of short-term available-for-sale investments	1,298,044	189,267	216,312
Additions to property, plant and equipment	(42,315)	(44,058)	(30,068)
Payments for acquisitions, net of cash acquired	(1,943,704)	-	(2,475)
Change in other assets	(340)	(6,076)	(1,540)
Net cash provided by (used for) investing activities	98,766	(169,950)	(447,791)

Cash flows from financing activities:
Payment of senior unsecured notes	-	-	(392,790)
Proceeds from debt	1,995,398	-	493,880
Proceeds from derivative instruments	-	-	10,952
Dividend payments to shareholders	(116,098)	(115,795)	(104,923)
Repurchase of common stock	(57,394)	(22,614)	-
Proceeds from employee stock plans	36,045	62,936	89,653
Excess tax benefit - stock options	9,322	4,423	6,265
Contingent consideration payment	(1,803)	-	-
Change in other financing activities	5,406	(11,284)	(10,643)
Net cash provided by (used for) financing activities	1,870,876	(82,334)	92,394
Effect of exchange rate changes on cash	(433)	(511)	(191)

Net increase (decrease) in cash and cash equivalents	2,182,651	(14,437)	(135,563)
Cash and cash equivalents at beginning of period	402,790	417,227	595,631
Cash and cash equivalents at end of period	$2,585,441	$402,790	$460,068

(1) Includes $18,303 of net cash used by operating activities for Hittite operations in 3Q14

Analog Devices, Third Quarter, Fiscal 2014

Schedule D
Revenue Trends by End Market
The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market. The results below are inclusive of the Hittite acquisition from the acquisition date, July 22, 2014 and the consumer end market results are reflective of the sale of the Company's microphone product line in the fourth quarter of fiscal 2013.

	Three Months Ended
	Aug. 2, 2014				May 3, 2014	Aug. 3, 2013
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Industrial*	$350,578	48%	8%	12%	$325,802	$312,970
Automotive	130,052	18%	-4%	8%	135,828	120,925
Consumer	80,870	11%	4%	-19%	77,821	100,254
Communications*	166,252	23%	7%	19%	155,085	140,023
Total Revenue	$727,752	100%	5%	8%	$694,536	$674,172

* Includes $2,296 and $3,096 of revenue in 3Q14 related to Hittite in the industrial and communications end markets, respectively.

Analog Devices, Third Quarter, Fiscal 2014

Schedule E
Revenue Trends by Product Type
The categorization of our products into broad categories is based on the characteristics of the individual products, the specification of the products and in some cases the specific uses that certain products have within applications. The categorization of products into categories is therefore subject to judgment in some cases and can vary over time. In instances where products move between product categories we reclassify the amounts in the product categories for all prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each product category. The results below are inclusive of the Hittite acquisition from the acquisition date, July 22, 2014, and the other analog product category market results are reflective of the sale of the Company's microphone product line in the forth quarter of fiscal 2013.

	Three Months Ended
	Aug. 2, 2014				May 3, 2014	Aug. 3, 2013
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Converters	$327,538	45%	3%	9%	$317,915	$300,484
Amplifiers / Radio Frequency	194,017	27%	4%	9%	186,287	177,451
Other analog	95,964	13%	9%	4%	88,103	92,278
Subtotal Analog Signal Processing	617,519	85%	4%	8%	592,305	570,213
Power management & reference	45,913	6%	6%	1%	43,138	45,611
Total Analog Products	$663,432	91%	4%	8%	$635,443	$615,824
Digital Signal Processing	64,320	9%	9%	10%	59,093	58,348
Total Revenue	$727,752	100%	5%	8%	$694,536	$674,172

Analog Devices, Third Quarter, Fiscal 2014

Schedule F
Reconciliation from Non-GAAP to GAAP Data (In thousands, except per-share amounts)

See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	3Q 14	2Q 14	3Q 13
	Aug. 2, 2014	May 3, 2014	Aug. 3, 2013

GAAP Revenue	$727,752	$694,536	$674,172
Q/Q Revenue growth %	5%	11%	2%
Hittite Operations	(5,392)	-	-
Non-GAAP Revenue	$ 722,360	$ 694,536	$ 674,172
Q/Q Revenue growth %	4%	11%	2%

GAAP Gross Margin	$476,290	$458,743	$435,062
Gross Margin Pergentage	65.4%	66.1%	64.5%
Hittite Operations	(3,015)	-	-
Acquistion-Related Expenses	6,837	-	-
Non-GAAP Gross Margin	$ 480,112	$ 458,743	$ 435,062
Gross Margin Percentage	66.5%	66.1%	64.5%

GAAP Operating Expenses	$ 273,744	$ 238,343	$ 226,720
Percent of Revenue	37.6%	34.3%	33.6%
Hittite Operations	(2,033)	-	-
Acquistion-Related Expenses	(5,284)	-	-
Acquistion-Related Transaction Costs	(21,123)	-	-
Non-GAAP Operating Expenses	$ 245,304	$ 238,343	$ 226,720
Percent of Revenue	34.0%	34.3%	33.6%

GAAP Operating Income/Margin	$ 202,546	$ 220,400	$ 208,342
Percent of Revenue	27.8%	31.7%	30.9%
Hittite Operations	(982)	-	-
Acquistion-Related Expenses	12,121	-	-
Acquistion-Related Transaction Costs	21,123	-	-
Non-GAAP Operating Income/Margin	$ 234,808	$ 220,400	$ 208,342
Percent of Revenue	32.5%	31.7%	30.9%

GAAP Other Expense	$ 5,158	$ 3,032	$ 13,301
Percent of Revenue	0.7%	0.4%	2.0%
Acquistion-Related Debt Costs	(1,513)	-	-
Loss on Extinguishment of Debt	-	-	(10,205)
Non-GAAP Other Expense	$ 3,645	$ 3,032	$ 3,096
Percent of Revenue	0.5%	0.4%	0.5%

GAAP Diluted EPS	$ 0.57	$ 0.59	$ 0.56
Impact of Loss on Extinguishment of Debt	-	-	0.02
Hittite Operations	-	-	-
Acquistion-Related Expenses	0.02	-	-
Acquistion-Related Transaction Costs	0.04	-	-
Acquistion-Related Debt Costs	-	-	-
Impact of Expired Tax Statute	-	-	(0.01)
Non-GAAP Diluted EPS (1)	$ 0.63	$ 0.59	$ 0.57

(1) The sum of the individual per share amounts may not equal the total due to rounding.

CONTACT:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282 (phone)
781-461-3491 (fax)
investor.relations@analog.com